Exhibit 99.1

Too, Inc. Reports Record Third Quarter Net Income

Board Authorizes $125 Million Share Repurchase

NEW ALBANY, Ohio; Nov. 17, 2004 –Too, Inc. (NYSE:TOO) today reported record net income for the third quarter ended October 30, 2004 of $11.4 million, or $0.33 per diluted share, compared to third quarter 2003 net income of $4.5 million, or $0.13 per diluted share. The 2003 net income included a loss on discontinued operations, net of tax, of $683,000, or $0.02 per diluted share.

Net sales for third quarter 2004 were $174.9 million, a 20% increase on net sales of $146.0 million reported for the 2003 period. Comparable store sales increased 11% for the 2004 quarter versus a 17% decrease for last year’s quarter.

“Limited Too definitely had the right apparel product for early fall season,” said Too, Inc. Chairman, President and Chief Executive Officer Mike Rayden. “The merchandise improvement, along with closely managed inventories, allowed us to be much less promotional than last year and to achieve a greatly reduced markdown rate.”

Mr. Rayden added that the better merchandise margins, coupled with lower buying and occupancy costs as a rate of sales, enabled the company to realize a record third quarter gross income rate. Too also achieved a flat general, administrative and store operating expense rate despite higher marketing costs related to Limited Too’s back-to-school television advertising campaign.

The company said that it was comfortable with the current security analysts’ earnings per share average estimate of $0.63 for the fourth quarter 2004, which would be a 24% increase on diluted earnings per share of $0.51 reported for fourth quarter 2003. The 2003 quarter included a loss from discontinued operations of $0.01 per diluted share.

Too’s Board of Directors authorized the repurchase of up to $125 million of the company’s common stock as a means of further enhancing shareholder value. The purchases will occur from time to time over the next two years beginning November 18, 2004, subject to market conditions, in open market or in privately negotiated transactions, and in accordance with Securities and Exchange Commission requirements. The company had 34.5 million shares of common stock outstanding at October 30, 2004.

“We have enjoyed strong cash flows from our Limited Too operations and no debt,” said Mike Rayden. “The initiation of this repurchase plan demonstrates our ability to fund our growth through internally generated funds, maintain a strong balance sheet, and return excess cash to our shareholders.”

The company will host a webcast with security analysts to review the operating results of the third quarter 2004 today, beginning at 9:00 am Eastern Time. The webcast can be accessed through the Event Calendar page on the company’s corporate website, http://www.tooinc.com.

Too, Inc. is a leading specialty retailer for young girls. At Limited Too, the company sells apparel, swimwear, sleepwear, underwear, footwear, lifestyle and personal care products for active, fashion-aware ‘tween (ages 7 to 14) girls. Limited Too currently operates 569 stores in 46 states and Puerto Rico, and publishes a catalog coinciding with key ‘tween shopping times throughout the year. Limited Too also conducts e-commerce on its Web site, limitedtoo.com. In January 2004, the company launched Justice, a new specialty retail concept for ‘tween girls, offering sportswear, related accessories and lifestyle items to value-conscious customers, predominantly in off-the-mall store locations. Justice currently operates 33 stores in 13 states.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Forward-looking statements are indicated by words such as “anticipate,” “estimate,” “expect,” “intend,” “risk,” “could,” “may,” “will,” “pro forma,” “likely,” “possible,” “potential,” and similar words and phrases and the negative forms and variations of these words and phrases.

The following factors, among others, in some cases have affected, and in the future could affect, the Company’s financial performance and actual results and could cause future performance and financial results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by management: changes in consumer spending patterns, consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; currency and exchange risks; changes in existing or potential trade restrictions, duties, tariffs or quotas; changes in political or financial stability; changes in postal rates and charges and paper and printing costs; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; and/or other risk factors that may be described in the Safe Harbor Statement and Business Risks section of the Company’s Form 10-K, filed April 29, 2002, as well as other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements made herein are based on information presently available to the management of the Company. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

*****

CONTACT: Robert Atkinson, Too, Inc., 614-775-3739

Company Home Page: http://tooinc.com

Too, Inc.

Consolidated Statements of Operations

For the Thirteen Weeks Ended October 30, 2004 and November 1, 2003

(unaudited, in thousands, except per share amounts)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	October 30, 2004	% of Sales	November 1, 2003	% of Sales
Net sales	$174,854	100.0%	$146,020	100.0%
Cost of goods sold, including buying and occupancy costs	109,255	62.5%	97,694	66.9%

Gross income	65,599	37.5%	48,326	33.1%
General, administrative and store operating expenses	47,669	27.3%	39,797	27.3%

Operating income	17,930	10.3%	8,529	5.8%
Interest income (expense), net	271	0.2%	(125)	(0.1)%

Income from continuing operations before income taxes	18,201	10.4%	8,404	5.8%
Provision for income taxes	6,820	3.9%	3,200	2.2%

Income from continuing operations	11,381	6.5%	5,204	3.6%
Loss on discontinued operations of mishmash, net of tax			(683)	-0.5%

Net Income	$11,381	6.5%	$4,521	3.1%

Net income (loss) per share - basic:

Continuing operations	$0.33		$0.15
Discontinued operations	—		(0.02)

Net income per basic share	$0.33		$0.13

Net income (loss) per share - diluted:

Continuing operations	$0.33		$0.15
Discontinued operations	—		(0.02)

Net income per diluted share	$0.33		$0.13

Weighted average common shares:

Basic	34,531		34,322

Diluted	34,927		34,668

Too, Inc.

Consolidated Statements of Operations

For the Thirty-Nine Weeks Ended October 30, 2004 and November 1, 2003

(unaudited, in thousands, except per share data)

	Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	October 30, 2004	% of Sales	November 1, 2003	% of Sales
Net sales	$468,826	100.0%	$415,695	100.0%
Cost of goods sold, including buying and occupancy costs	308,287	65.8%	284,934	68.5%

Gross income	160,539	34.2%	130,761	31.5%
General, administrative and store operating expenses	132,645	28.3%	114,187	27.5%

Operating income	27,894	5.9%	16,574	4.0%
Interest income, net	684	0.1%	64	0.0%

Income from continuing operations before income taxes	28,578	6.1%	16,638	4.0%
Provision for income taxes	10,562	2.3%	6,200	1.5%

Income from continuing operations	18,016	3.8%	10,438	2.5%
Loss on discontinued operations of mishmash, net of tax			(5,588)	-1.3%

Net Income	$18,016	3.8%	$4,850	1.2%

Net income (loss) per share - basic:

Continuing operations	$0.52		$0.30
Discontinued operations	—		(0.16)

Net income per basic share	$0.52		$0.14

Net income (loss) per share - diluted:

Continuing operations	$0.52		$0.30
Discontinued operations	—		(0.16)

Net income per diluted share	$0.52		$0.14

Weighted average common shares:

Basic	34,460		34,229

Diluted	34,817		34,577

Too, Inc.

Consolidated Balance Sheets

As of October 30, 2004 and January 31, 2004

(unaudited, in thousands, except share amounts)

	October 30, 2004	January 31, 2004
ASSETS
Current Assets:
Cash and equivalents	$122,729	$114,990
Restricted cash	950	20,846
Investments	13,208	—
Receivables	6,356	6,802
Income taxes receivable	368	5,542
Inventories	82,461	58,299
Store supplies	13,373	13,285
Other	9,174	2,542

Total current assets	248,619	222,306

Property and equipment, net	143,638	147,038
Long-term investments	10,004	—
Deferred income taxes	2,070	6,780
Other assets	14,619	14,434

Total assets	$418,950	$390,558

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$38,517	$35,660
Accrued expenses	52,751	41,725
Income taxes payable	9,918	17,464

Total current liabilities	101,186	94,849

Other long-term liabilities	14,234	13,956

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred stock, 50 million shares authorized	—	—
Common stock, $.01 par value, 100 million shares authorized, 34.5 million and 34.4 million issued and outstanding at October 30, 2004 and January 31, 2004, respectively	346	344
Treasury stock, at cost, 29,709 shares	(998)	(998)
Paid in capital	123,719	119,960
Retained earnings	180,463	162,447

Total shareholders’ equity	303,530	281,753

Total liabilities and shareholders’ equity	$418,950	$390,558

Too, Inc.

Consolidated Statements of Cash Flows

For the Thirty-Nine Weeks Ended October 30, 2004 and November 1, 2003

(unaudited, in thousands)

	Thirty-Nine Weeks Ended
	October 30, 2004	November 1, 2003
Cash flows from operating activities:

Net income	$18,016	$4,850

Impact of other operating activities on cash flows:

Depreciation and amortization	15,873	14,506
Loss on impairment of assets	—	5,579

Changes in assets and liabilities:
Inventories	(24,162)	(14,021)
Accounts payable and accrued expenses	18,609	8,875
Income taxes	2,400	(300)
Other assets	(5,914)	(12,032)
Other liabilities	278	2,634

Net cash provided by operating activities	25,100	10,091

Investing activities:

Capital expenditures	(15,879)	(19,085)
Funding of nonqualified benefit plans	(443)	(15)
Purchase of investments	(23,212)	—
Restricted cash	19,896	(17,042)

Net cash used for investing activities	(19,638)	(36,142)

Financing activities:

Stock options and other equity changes	3,178	300
Change in cash overdraft	(901)	7,159

Net cash provided by financing activities	2,277	7,459

Net increase (decrease) in cash and equivalents	7,739	(18,592)

Cash and equivalents, beginning of period	114,990	101,300

Cash and equivalents, end of period	$122,729	$82,708

Too, Inc.

Selected Data

For the Thirty-Nine Weeks Ended October 30, 2004 and November 1, 2003

(unaudited, in thousands)

	Thirty-Nine Weeks Ended
	October 30, 2004	November 1, 2003
Capital Expenditures
First Quarter	$6,444	$5,636
Second Quarter	4,558	4,197
Third Quarter	4,877	9,252

Year-to-date	$15,879	$19,085

Depreciation & Amortization
First Quarter	$5,157	$4,682
Second Quarter	5,502	4,820
Third Quarter	5,214	5,004

Year-to-date	$15,873	$14,506

Interest Income, Net
First Quarter	$213	$124
Second Quarter	201	65
Third Quarter	270	(125)

Year-to-date	$684	$64

Too, Inc.

Store Operating Data

For the Thirty-Nine Weeks Ended October 30, 2004 and November 1, 2003

	October 30, 2004	November 1, 2003
Limited Too Store Count

Beginning of quarter	560	537
Opened	8	13
Closed	(1)	0

Quarter-to-date	567	550

Beginning of year	553	510
Opened	17	42
Closed	(3)	(2)

Year-to-date	567	550

Other Operating Data

mishmash stores	—	11
Justice stores	33	—
Total square feet at period end (in thousands)(1)	2,339	2,266

(1)	Amounts exclude Justice and mishmash stores.